Exhibit 99.1

WeTouch Technology Inc. Board Approves $0.5 Million Special Cash Dividend to Enhance Shareholder Value

CHENGDU, China, July 28, 2026 / Global Newswire / — WeTouch Technology Inc. (NASDAQ: WETH) (“WeTouch” or the “Company”), a global provider of touch display solutions, today announced that its Board of Directors has approved a special cash dividend plan that may distribute cash dividends of up to US$0.5 million to eligible shareholders of the Company.

The special cash dividend plan reflects the Company’s continued focus on enhancing shareholder value and improving capital allocation efficiency. While maintaining sufficient financial resources to support business growth, technology innovation, and strategic investments, the Company intends to utilize a balanced capital allocation approach to share the benefits of its steady development with long-term shareholders.

Based on the Company’s current number of outstanding common shares, the special cash dividend is expected to represent approximately US$0.04 per share. Shareholders of record as of August 17, 2026 will be eligible to receive the dividend, which is expected to be paid before September 30, 2026.

In recent years, WeTouch has maintained a strong financial position and cash reserves while continuing to advance its global touch display business development, product upgrades, and strategic partnership initiatives. The Company believes this special cash dividend plan reflects its commitment to balancing long-term growth strategies with shareholder returns through disciplined capital management.

Management Commentary

“We believe the Board’s approval of this special cash dividend plan reflects our commitment to enhancing shareholder value. While continuing to invest in future growth opportunities, we also seek to share the benefits of our development with shareholders when financial conditions permit,” said Jack Zongyi Lian, Chief Executive Officer of WeTouch Technology Inc.

“Going forward, WeTouch intends to continue focusing on core technology innovation, global market expansion, and strategic business opportunities, while maintaining disciplined capital management aimed at creating long-term value for shareholders. The Company also intends to continue advancing its business transformation from a traditional touch display and component supplier toward a higher-value-added intelligent hardware manufacturer and system-level solution provider.”

“WeTouch is exploring opportunities in emerging growth areas, including smart hardware, robotics components, robotic system integration, and artificial intelligence applications. The Company believes that its financial foundation and focus on capital allocation may provide support for future strategic development and long-term growth.”

Subject to the Company’s future financial performance, cash position, business and investment requirements, applicable legal requirements, and approval by the Board of Directors, the Company intends to consider additional cash dividends from time to time as circumstances permit. The Board also expects to evaluate the feasibility of adopting an annual cash dividend policy over the longer term, with the objective of allowing shareholders to participate in the Company’s long-term growth and value creation. Any future dividend, including its timing and amount, will remain subject to the Board’s discretion and the Company’s financial condition at the relevant time.

About WeTouch Technology Inc.

WeTouch Technology Inc. is a global provider of touch display solutions, dedicated to advancing human-machine interaction across industrial, commercial, automotive, and emerging intelligent hardware applications.

With a strong focus on technology innovation, product quality, and manufacturing excellence, WeTouch delivers high-performance touch display products and integrated solutions to customers worldwide. Leveraging its expertise in precision manufacturing, supply chain management, and human-machine interaction technologies, the Company continues to expand toward higher-value-added intelligent hardware, robotics components, robotic system integration, and artificial intelligence application scenarios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond WeTouch’s control, which may cause WeTouch’s actual results, performance or achievements (including the RMB/USD value of its anticipated benefit to WeTouch as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in WeTouch’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. WeTouch does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Investor and Media Contact:

Email: InvestorRelations@wetouch.com.cn